Exhibit 99.1

For Immediate Release

MAGUIRE PROPERTIES REPORTS SECOND QUARTER 2006
FINANCIAL RESULTS

LOS ANGELES, August 1, 2006 - Maguire Properties, Inc. (NYSE: MPG), a real estate investment trust, today reported results for the second quarter ended June 30, 2006.

Significant Second Quarter and Recent Events

▪
Expanded executive management team through the appointment of Mr. Martin Griffiths to executive vice president, operations and Mr. Paul S. Rutter, executive vice president, major transactions and promotion of Mr. Mark T. Lammas, executive vice president, development to provide additional expertise, oversight and resources as the Company implements its growth initiatives.

▪	Completed a $125 million 10-year, fixed rate, financing on Glendale Center with $33 million of net proceeds used to reduce the Company’s term loan balance to $332 million.

▪
Completed new leases and renewals totaling 320,296 square feet including a new lease with Countrywide Home Loan for 37,982 square feet at 801 N. Brand in Glendale and a renewal through 2017 with Orrick, Herrington, Sutcliffe for 61,401 square feet at 777 Tower in downtown Los Angeles.

▪	Continued development activities at Mission City in San Diego, Park Place and WAMU Campus in Orange County, and Lantana in Los Angeles County.

Second Quarter 2006 Financial Results

Funds from Operations (FFO) available to common shareholders for the quarter ended June 30, 2006 was $18.8 million, or $0.41 per diluted share, compared to FFO available to common shareholders of $22.8 million or $0.53 per diluted share, for the quarter ended June 30, 2005.

FFO available to common shareholders for the quarter ended June 30, 2006 was impacted by a $3.1 million cash and $1.0 million non-cash loss from early extinguishment of debt related to the refinancing of the Glendale Center mortgage and paydown of the term loan. FFO available to common shareholders for the quarter ended June 30, 2005 was impacted by a $1.1 million non-cash loss from early extinguishment of debt related to the sales of Austin Research Park and One Renaissance Square office buildings. Excluding these losses on early extinguishment of debt, FFO would have been $0.48 and $0.55 per diluted share for the quarters ended June 30, 2006 and June 30, 2005, respectively.

The FFO results for the quarter ended June 30, 2006, were also negatively impacted by a $1.0 million charge, or $.02 per diluted share, related to immediately vested common stock grants to the two new executive hires.

FFO available for common shareholders for the six months ended June 30, 2006 was $42.4 million, or $0.92 per diluted share, compared to FFO available for common shareholders of $43.0 million, or $1.00 per diluted share for the six months ended June 30, 2005. Excluding losses on early extinguishment of debt, FFO available to common shareholders would have been $1.00 and $1.04 per diluted share for the six months ended June 30, 2006 and 2005, respectively.

Net loss available to common shareholders for the quarter ended June 30, 2006 was $14.5 million, or $0.31 per diluted share, compared to net loss available to common shareholders of $12.1 million, or $0.28 per diluted share, for the quarter ended June 30, 2005. Net income available to common shareholders for the six months ended June 30, 2006 was $70.3 million, or $1.53 per diluted share, compared to net loss available to common shareholders of $14.7 million, or $0.34 per diluted share, for the six months ended June 30, 2005.

The weighted average number of diluted common shares outstanding was 46,156,438 for the quarter ended June 30, 2006 (46,290,201 for purposes of calculating diluted FFO per share available to common shareholders) and the weighted average number of diluted common shares outstanding for the quarter ended June 30, 2005 was 43,146,500  (43,336,808 for purposes of calculating diluted FFO per share available to common shareholders).

The weighted average number of diluted common shares outstanding was 46,073,631 for the six months ended June 30, 2006 and the weighted average number of diluted common shares outstanding for the six months ended June 30, 2005 was 43,035,896 (43,217,427 for purposes of calculating diluted FFO per share available to common shareholders).

As of June 30, 2006, the Company has whole or partial interests in 25.7 million square feet, consisting of 23 properties with approximately 15.4 million net rentable square feet, one 350-room hotel with 266,000 square feet and total on- and off-site structured parking of approximately 10.0 million square feet, including surface parking, which in total accommodates over 32,000 vehicles. The Company also owns undeveloped land that it believes can support up to 7.3 million square feet of office, retail and residential uses and up to an additional 3.6 million square feet of structured parking.

Mr. Robert F. Maguire III, our Chairman and Chief Executive Officer commented, “Pushing forward on our development projects during the quarter remained a priority and we continue to be enthusiastic about the potential value creation of our pipeline. We are pleased to expand our management capabilities with the appointments of three executive vice presidents and are confident their collective expertise and talent will assist us in implementing our growth initiatives. Additionally, we remain focused on delivering long-term value to our shareholders over the next several years through well located, high quality development projects in our robust markets of Southern California.”

Teleconference and Webcast

Maguire Properties will conduct a conference call and audio webcast at 10:00 A.M. Pacific Time (1:00 p.m. Eastern Time) tomorrow, Wednesday, August 1, 2006, to discuss the financial results of the first quarter and provide a company update. The conference call can be accessed by dialing 800-443-9874 (Domestic) or 706-634-1231 (International); ID #2068990. The conference call can also be accessed via audio webcast through the Investor Relations section of the Company’s web site, located at www.maguireproperties.com, or can be accessed through CCBN at www.streetevents.com. A replay of the conference call will be available approximately two hours following the call through August 10, 2006. To access this replay, dial 800-642-1687 (Domestic) or 706-645-9291 (International). The required passcode for the replay is #2068990. A webcast replay will also be available through the Investor Relations section of the Company’s website, located at www.maguireproperties.com, or through CCBN at www.streetevents.com.

About Maguire Properties, Inc.

Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market. Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing. For more information on Maguire Properties, visit the Company’s website at www.maguireproperties.com.

Business Risks

This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’
financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with the potential failure to manage effectively the Company’s growth and expansion into new markets, to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our Company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed.
For a further list and description of such risks and uncertainties, see our annual report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Maguire Properties, Inc.
Peggy Moretti
Senior Vice President, Investor and Public Relations
(213) 613-4558

(Tables follow)

MAGUIRE PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2006	December 31, 2005

ASSETS
Investments in real estate:	$3,221,003	$3,897,893
Less: accumulated depreciation and amortization	(308,450)	(309,270)
	2,912,553	3,588,623

Cash and cash equivalents	49,087	45,034
Restricted cash	182,483	69,020
Rents and other receivables	16,478	16,821
Deferred rents	35,143	38,304
Due from affiliates	10,024	872
Deferred leasing costs and value of in-place leases, net	161,272	219,100
Deferred loan costs, net	20,320	22,787
Acquired above market leases, net	26,481	40,928
Other assets	33,914	27,702
Investment in unconsolidated joint venture	28,431	-
Total assets	$3,476,186	$4,069,191

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS' EQUITY
Mortgage loans	$2,623,131	$3,205,234
Other secured loans	65,000	148,000
Accounts payable and other liabilities	149,100	107,515
Dividends and distributions payable	24,925	24,701
Capital leases payable	7,007	7,450
Acquired below market leases, net	79,955	99,584
Total liabilities	2,949,118	3,592,484

Minority interests	38,975	40,070
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
7.625% Series A Cumulative Redeemable Preferred Stock, $25.00
liquidation preference, 10,000,000 shares issued and outstanding	100	100
Common Stock, $0.01 par value, 100,000,000 shares authorized,
46,962,286 and 45,814,651 shares issued and outstanding at
June 30, 2006 and December 31, 2005, respectively	470	458
Additional paid-in capital	670,867	664,428
Accumulated deficit and dividends	(200,520)	(233,481)
Accumulated other comprehensive income, net	17,176	5,132
Total stockholders' equity	488,093	436,637
Total liabilities, minority interests and stockholders' equity	$3,476,186	$4,069,191

MAGUIRE PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2006	June 30, 2005

Revenues:
Rental	$67,587	$79,435
Tenant reimbursements	20,810	28,669
Hotel operations	6,888	5,763
Parking	10,176	11,417
Management, leasing and development
services to affiliates	1,462	1,001
Interest and other	2,544	1,137
Total revenues	109,467	127,422

Expenses:
Rental property operating and maintenance	21,240	25,865
Hotel operating and maintenance	4,262	3,821
Real estate taxes	8,819	11,207
Parking	3,071	3,140
General and administrative and other	8,568	5,293
Ground lease	17	666
Depreciation and amortization	35,170	43,254
Interest	34,306	43,373
Loss from early extinguishment of debt	4,107	442
Total expenses	119,560	137,061

Loss from continuing operations before equity in
loss of unconsolidated joint venture and minority interests	(10,093)	(9,639)
Equity in loss of unconsolidated joint venture	(1,985)	-
Minority interests	2,322	2,755
Loss from continuing operations	(9,756)	(6,884)

Loss from discontinued operations before minority interests	-	(500)
Minority interests attributable to discontinued operations	-	95
Loss from discontinued operations	-	(405)

Net loss	(9,756)	(7,289)

Preferred stock dividends	(4,766)	(4,766)
Loss available to common shareholders	$(14,522)	$(12,055)

Basic loss per share available to common shareholders	$(0.31)	$(0.28)
Diluted loss per share available to common shareholders	$(0.31)	$(0.28)

Weighted-average common shares outstanding:
Basic	46,156,438	43,146,500

Diluted	46,156,438	43,146,500

MAGUIRE PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30, 2006	June 30, 2005

Revenues:
Rental	$ 135,367	$ 137,960
Tenant reimbursements	42,878	50,334
Hotel operations	13,564	11,678
Parking	20,499	21,057
Management, leasing and development
services to affiliates	3,117	1,262
Interest and other	3,324	1,853
Total revenues	218,749	224,144

Expenses:
Rental property operating and maintenance	42,971	45,248
Hotel operating and maintenance	8,447	7,665
Real estate taxes	18,185	19,320
Parking	5,950	5,787
General and administrative and other	14,702	10,951
Ground lease	285	1,332
Depreciation and amortization	69,778	71,680
Interest	67,390	68,744
Loss from early extinguishment of debt	4,749	1,650
Total expenses	232,457	232,377

Loss from continuing operations before equity in
loss of unconsolidated joint venture, gain on sale of real estate and minority interests	(13,708)	(8,233)
Equity in loss of unconsolidated joint venture	(2,810)	-
Gain on sale of real estate	108,469	-
Minority interests	(12,144)	3,411
Income (loss) from continuing operations	79,807	(4,822)

Loss from discontinued operations before minority interests	-	(375)
Minority interests attributable to discontinued operations	-	71
Loss from discontinued operations	-	(304)

Net income (loss)	79,807	(5,126)

Preferred stock dividends	(9,532)	(9,532)
Income (loss) available to common shareholders	$70,275	$(14,658)

Basic income (loss) per share available to common shareholders	$1.53	$(0.34)
Diluted income (loss) per share available to common shareholders	$1.53	$(0.34)

Weighted-average common shares outstanding:
Basic	45,941,032	43,035,896

Diluted	46,073,631	43,035,896

MAGUIRE PROPERTIES, INC.
FUNDS FROM OPERATIONS (a)
(in thousands, except for per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Reconciliation of net (loss) income to funds from operations:
Net income (loss) available to common shareholders	$(14,522)	$(12,055)	$70,275	$(14,658)
Adjustments:
Minority interests	(2,322)	(2,850)	12,144	(3,482)
Gain on sale of real estate	-	-	(108,469)	-
Real estate depreciation and amortization, including discontinued operations	35,095	43,155	69,616	71,481
Real estate depreciation and amortization from unconsolidated joint venture	3,497	-	5,850	-
Funds from operations available to common shareholders and unit holders (FFO)	$21,748	$28,250	$49,416	$53,341

Company share of FFO (b)	$18,750	$22,847	$42,410	$43,032

FFO per share - basic	$0.41	$0.53	$0.92	$1.00
FFO per share - diluted	$0.41	$0.53	$0.92	$1.00

Reconciliation of FFO to FFO before loss
from early extinguishment of debt:
FFO available to common shareholders and unit holders (FFO)	$21,748	$28,250	$49,416	$53,341
Add: loss from early extinguishment of debt	4,107	442	4,107	1,650
Add: loss from early extinguishment of debt - discontinued operations	-	672	-	672
FFO before loss from early extinguishment of debt	$25,855	$29,364	$53,523	$55,663

Company share of FFO before loss from early
extinguishment of debt (b)	$22,290	$23,748	$45,934	$44,905

FFO per share before loss from early
extinguishment of debt - basic	$0.48	$0.55	$1.00	$1.04
FFO per share before loss from early
extinguishment of debt - diluted	$0.48	$0.55	$1.00	$1.04

__________
(a)
We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, extraordinary items, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because in excluding real estate related depreciation and amortization and gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

Management also uses FFO before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write-off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (e.g. floating interest rate instead of fixed interest rate) , (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties sold or (iv) the restructuring or replacement of corporate level financings to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(b)	Based on a weighted average interest in our operating partnership for the three and six months ended June 30, 2006 and June 30, 2005 of 86.2%, 85.8%, 80.9% and 80.7% respectively.